Exhibit 4.77

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,
INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 110705 dated April 01, 2013

To render

air broadcasting communication services

This License has been granted to

Mobile TeleSystems

Open Joint-Stock Company

Principal State Registration Number of the legal entity (individual entrepreneur)

(PSRN, PSRNIE)

1027700149124

Tax Identification Number (TIN)

7740000076

Principal place of business (residence):

4, Marksistskaya street, Moscow, 109147

The territory of communication service rendering is specified in the annex hereto.

This License is valid through:

November 04, 2014

This License is issued based on the decision of the licensing authority — Order No. 601 dated June 04, 2013.

This License has the annex which is as an integral part hereof and executed in 2 page (pages).

Deputy Head	/Signature/ O.A. Ivanov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

Annex to the License No. 110705**

Licensing Requirements

1.      Mobile TeleSystems Open Joint-Stock Company (the licensee) shall comply with the validity period of this License.

Abbreviated name:

MTS OJSC

PSRN 1027700149124	TIN 7740000076

Principal place of business:

4, Marksistskaya street, Moscow, 109147

2.      The licensee shall begin communication service rendering in accordance with this License not later than April 18, 2013.

3.      The licensee shall render communication services in accordance with this License only in residential place specified in clause 7 hereof.

4.      The licensee shall provide the subscriber (customer) with the following services in accordance with this License*:

a) signal reception of television broadcasting program (programs) and (or) radio broadcasting from broadcasters;

b) broadcasting of program (programs) signals on the air;

c) free-of-charge broadcasting of mandatory public television channels and (or) radio channels, the list of which is determined by the legislation of the Russian Federation on mass media, if communication service activity for the purpose of air broadcasting is conducted on the basis of agreements with subscribers.

5.      The licensee shall render communication services in accordance with the rules for rendering of communication services approved by the Government of the Russian Federation.

6.      The licensee shall comply with the rules of communications network connection and interaction, approved by the Government of the Russian Federation, when connecting the licensee’s air broadcasting network to the public communication network, connecting other communication networks to the licensee’s air broadcasting network.

7.      The licensee shall perform conditions established upon setting aside radio frequency bands and assignment (awarding) of radio frequency or radio frequency channel in the process of service rendering in accordance with this License.

The territory of communication service rendering	Frequency band (MHz)	Number of frequency channels (not more than)
Arkhangelsk	2,500-2,700	13
Koryazhma, the Arkhangelsk region	2,500-2,700	16

1

8.      Communication service rendering in accordance with this License is allowed only upon availability of the License (Licenses) to provide broadcasting and (or) upon availability of agreement (agreements) with licensee-broadcaster, except for cases specified in clause 9 hereof.

9.      If communications services are provided for air broadcasting purposes on basis of agreement with a subscriber, the licensee shall perform broadcasting of mandatory public television channels and (or) radio channels, without any change at its own expense (without agreement conclusion with broadcasters of mandatory public television channels and (or) radio channels and without charge for reception and broadcasting of such channels from subscribers and broadcasters of mandatory public television channels and (or) radio channels) in exploited telecommunication networks.

10.   The licensee shall provide information on the calculating basis of the mandatory deductions (non-tax payments) to the universal service reserve in such manner and form as established by the Federal Executive Authority in the sphere of telecommunications.

*         Service rendering specified in this License may be followed by rendering other services technologically inextricably connected with communication service for the purposes of air broadcasting and focused on increase of consumption value thereof, if there is no necessity in the separate License.

**       This License is issued in accordance with renewal of License No. 85263 dated March 18, 2010.

2

Numbered, bound and sealed 3 (three) page(s).

Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

/Signature/ I.Yu. Zavidnaya

JUNE 11, 2013

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296